UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported) December 5, 2016

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Matador Resources Company
(Exact name of registrant as specified in its charter)
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Texas	001-35410	27-4662601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 LBJ Freeway, Suite 1500, Dallas, Texas	75240
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (972) 371-5200
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On December 5, 2016, Matador Resources Company (the “Company”) issued a press release (the “Equity Offering Press Release”) announcing the commencement of an underwritten public offering of 5,000,000 shares of its common stock (the “Equity Offering”). A copy of the Equity Offering Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
On December 5, 2016, the Company issued a press release (the “Notes Offering Press Release”) announcing the commencement of an offering of $150 million aggregate principal amount of its 6.875% Senior Notes due 2023 (the “Additional Notes”) in a private placement to eligible purchasers. The Additional Notes are being offered as additional notes to the Company’s existing $400 million aggregate principal amount of 6.875% Senior Notes due 2023 that the Company issued in a private placement on April 14, 2015. A copy of the Notes Offering Press Release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.
On December 6, 2016, the Company issued a press release announcing the upsize and pricing of the Equity Offering (the “Equity Offering Upsize Press Release”). A copy of the Equity Offering Upsize Press Release is furnished as Exhibit 99.3 to this Current Report.
The information furnished pursuant to this Item 7.01, including Exhibits 99.1, 99.2 and 99.3, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Equity Offering Press Release, dated December 5, 2016.
99.2	Notes Offering Press Release, dated December 5, 2016.
99.3	Equity Offering Upsize Press Release, dated December 6, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATADOR RESOURCES COMPANY

Date: December 6, 2016	By:	/s/ Craig N. Adams
	Name:	Craig N. Adams
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description of Exhibit
99.1	Equity Offering Press Release, dated December 5, 2016.
99.2	Notes Offering Press Release, dated December 5, 2016.
99.3	Equity Offering Upsize Press Release, dated December 6, 2016.